Exhibit 99.1

Talis Biomedical Announces Third Quarter 2021 Financial Results and Business Progress

Conference call and webcast today at 4:30pm Eastern/1:30pm Pacific

MENLO PARK, Calif. – November 15, 2021 – Talis Biomedical Corporation (Nasdaq: TLIS), a company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today reported financial results and business progress for the third quarter ended September 30, 2021.

"We are pleased to report meaningful progress against our previously outlined business initiatives, highlighted by the FDA’s recent Emergency Use Authorization for use of the Talis One COVID-19 Test System in a variety of healthcare settings,” said Kim Popovits, interim chief executive officer of Talis. “As we are launching both an assay and new instrument system for the first time under EUA, we will execute a controlled product rollout designed to ensure an exceptional customer experience. We believe this measured approach will drive long-term adoption and success as we continue to develop a broad menu of tests to address the significant and unmet needs of the respiratory, sexual health and women’s health testing markets we plan to serve.”

Business Updates

•	Secured FDA Emergency Use Authorization (EUA) for the Talis One™ COVID-19 Test System.
o	In a clinical study, the Talis One COVID-19 Test System demonstrated 100% concordance with the comparator test results, including both the positive and negative percent agreements.
o

Conducted a separate bioinformatic analysis for the Delta variant as well as testing in vitro transcript samples to support the EUA submission.  In testing for all variants, including Delta, no loss in sensitivity or impact on the Talis One COVID-19 Test System’s performance was detected.

•	Completed feasibility for COVID/Flu and Chlamydia trachomatis and Neisseria gonorrhoeae (CT/NG) pipeline assays and progressed into development.
•	Announced appointment of Brian Blaser to Director, President and Chief Executive Officer of Talis, and Kim Popovits’ return to Board of Directors, effective December 1, 2021.

Third Quarter 2021 Financial Results

Grant revenue was $0.2 million for the third quarter of 2021, compared to $9.5 million for the same period in 2020. The revenue for the third quarter of 2021 was related to an NIH grant.

Operating expenses were $38.6 million in the third quarter of 2021, compared to $39.1 million for the same period in 2020.

Net loss was $38.4 million for the third quarter of 2021, compared to $29.5 million for the same period in 2020.

Cash and cash equivalents on September 30, 2021, were $273.6 million.

Conference Call and Webcast Details

The company will host a live conference call and webcast to discuss these results and provide a corporate update on Monday, November 15, 2021, at 4:30 PM ET / 1:30 PM PT.

To participate in the call, please dial (833) 715-1329 (domestic) or (430) 755-1933 (international) and provide conference ID 3618139. The live webcast will be available on the News & Events page of the investors section of Talis Biomedical’s website at talisbio.com.

About Talis Biomedical

Talis is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The company plans to develop and commercialize innovative products on its sample-to-answer Talis One system to enable accurate, low cost, and rapid molecular testing.  The U.S. Food and Drug Administration (FDA) has granted Emergency Use Authorization (EUA) for use of the Talis One COVID-19 Test System in a variety of healthcare settings. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to scale our operational and commercial capabilities; and our ability to grow and expand our business. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Condensed Balance Sheets

(in thousands, except for shares and par value)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$273,603	$138,483
Restricted cash	—	34,650
Grants receivable	—	238
Unbilled grants receivable	219	233
Prepaid research and development expenses	938	12,014
Prepaid expenses and other current assets	2,797	3,106
Total current assets	277,557	188,724
Property and equipment, net	10,391	9,114
Operating lease right-of-use-assets	13,400	567
Other long-term assets	1,748	—
Total assets	$303,096	$198,405
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,388	$4,906
Accrued compensation	6,635	2,738
Accrued liabilities	18,194	7,694
Operating lease liabilities, current portion	1,125	693
Total current liabilities	31,342	16,031
Operating lease liabilities, long-term portion	12,962	—
Total liabilities	$44,304	$16,031
Commitments and contingencies (Note 6)
Convertible preferred stock, $0.0001 par value—no shares authorized as of September 30, 2021 and 229,296,908 shares authorized as of December 31, 2020; no shares issued and outstanding as of September 30, 2021 and 53,509,351 shares issued and outstanding as of December 31, 2020; no aggregate liquidation preference as of September 30, 2021 and $475,617 as of December 31, 2020	—	290,945
Stockholders’ equity (deficit):
Series 1 convertible preferred stock, $0.0001 par value—60,000,000 and 57,324,227 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 29,863,674 and no Series 1 convertible preferred stock issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $3 as of September 30, 2021 and none as of December 31, 2020	3	—
Common stock, $0.0001 par value; 200,000,000 and 230,000,000 shares authorized at September 30, 2021 and December 31, 2020, respectively; 25,963,014 and 2,126,254 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2	—
Additional paid-in capital	595,075	64,335
Accumulated deficit	(336,288)	(172,906)
Total stockholders’ equity (deficit)	258,792	(108,571)
Total liabilities, convertible preferred stock and stockholders’ equity	$303,096	$198,405

Talis Biomedical Corporation

Condensed Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Grant revenue	$218	$9,486	$7,335	$10,705
Operating expenses:
Research and development	25,841	36,011	140,529	49,909
Selling, general and administrative	12,792	3,058	30,102	7,798
Total operating expenses	38,633	39,069	170,631	57,707
Loss from operations	(38,415)	(29,583)	(163,296)	(47,002)
Other income (expense), net	(3)	69	(86)	68
Net loss and comprehensive loss	$(38,418)	$(29,514)	$(163,382)	$(46,934)
Net loss per share, basic and diluted	$(1.49)	$(13.90)	$(8.41)	$(22.15)
Weighted average shares used in the calculation of net loss per share, basic and diluted	25,787,101	2,122,931	19,427,730	2,118,607

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